EXHIBIT 24


                              POWER OF ATTORNEY
                                 (Form 10-K)




     The undersigned hereby constitutes and appoints Robert S. Gregg his true and lawful attorney and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 30, 1995 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting until each attorney and agent full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorney and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                Dated:   March 27, 1996



                                DAVID R. HATHAWAY

                                ROBERT C. MATHIS

                                MICHAEL S. SCOTT MORTON

                                RICHARD C. PALERMO

                                ROBB WILMOT